Exhibit 8.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

•	First Base Investment Limited (incorporated in Hong Kong)

•	KeyCorp Limited (incorporated in Hong Kong)

•	Sky Trillion Limited (incorporated in the British Virgin Islands)

•	King Venture Limited (incorporated in Hong Kong)

•	Tech Sino Limited (incorporated in Hong Kong)

•	Asiatech Holdings Limited (incorporated in Hong Kong)

•	Rich Wind Energy Two Corp. (incorporated in the British Virgin Islands)

•	Wiser Tyson Investment Corp. Limited (incorporated in Hong Kong)

•	Guangdong Mingyang Wind Power Industry Group Co., Ltd. (incorporated in the PRC)

•	Jilin Mingyang Wind Power Technology Co., Ltd. (incorporated in the PRC)

•	Jiangsu Mingyang Wind Power Technology Co., Ltd. (incorporated in the PRC)

•	Tianjin Mingyang Wind Power Equipment Co., Ltd. (incorporated in the PRC)

•	Tianjin Mingyang Wind Power Blade Technology Co., Ltd. (incorporated in the PRC)

•	Zhongshan Mingyang Wind Power Blade Technology Co., Ltd. (incorporated in the PRC)

•	Zhongshan Mingyang Wind Power Equipment Co., Ltd. (incorporated in the PRC)

•	Ming Yang Wind Power European R&D Center Aps (incorporated in Denmark)

•	Ming Yang Wind Power USA Inc. (incorporated in the USA)

•	Ming Yang Wind Power Investment Holding (Tianjin) Co., Ltd. (incorporated in the PRC)

•	Shuangliao Mingyang New Energy Equipment Co., Ltd. (incorporated in the PRC)

•	Taonan Mingyang New Energy Equipment Co., Ltd. (incorporated in the PRC)

•	Baicheng Mingyang New Energy Equipment Co., Ltd. (incorporated in the PRC)

•	Ming Yang Wind Power (International) Co., Limited (incorporated in Hong Kong)

•	Gansu Mingyang New Energy Technology Co., Ltd. (incorporated in the PRC)

•	Zhongshan Ruiyang Investment Management Co., Ltd. (incorporated in the PRC)

•	Guizhou Mingyang Wind Power Technology Co., Ltd. (incorporated in the PRC)